UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38297	47-1628077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11120 Four Points Drive, Suite 100, Austin, Texas	78726
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SAIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2022, the Board of Directors (the “Board”) of SailPoint Technologies Holdings, Inc. (the “Company”) appointed Colleen Healy as Chief Financial Officer of the Company, effective March 16, 2022. Ms. Healy has been serving the Company as a consultant since January 2022 and will continue in an advisory capacity as an employee of the company from February 24 until her appointment as Chief Financial Officer is effective on March 16, 2022.

Colleen Healy, 51, has nearly 30 years of finance and investor relations experience. Before joining SailPoint, Ms. Healy served as Chief Financial Officer of Basis Global Technologies, Inc. (formerly Centro, Inc.) from October 2019 until December 2020, and most recently served as Strategic Advisor at Basis from December 2020 until June 2021. Prior to that, she served as Vice President and Global Divisional Chief Financial Officer at Hill-Rom Holdings, Inc. from June 2016 until October 2017 and Vice President, Investor Relations at TransUnion LLC from December 2014 until April 2016. Before that, Ms. Healy spent nearly 20 years with Microsoft Corporation in various capacities, including General Manager and Head of U.S. Industry for Financial Services, Head of Investor Relations, and Senior Director, Treasury and Capital Markets Group. Prior to that, she was a Financial Analyst with Credit Suisse (formerly First Boston). Ms. Healy holds a Bachelor of Business Administration from the University of Michigan.

In connection with her employment and appointment, Ms. Healy will (i) receive an annual base salary of $425,000, (ii) be eligible to receive a bonus of up to 60% of her annual base salary based on achievement of corporate goals as set forth by the Compensation Committee of the Board, (iii) receive a one-time sign-on bonus of $100,000, (iv) receive a restricted stock unit (“RSU”) award with a value equal to approximately $5,000,000, 25% of which will vest approximately one year from the date of grant and the remaining 75% of which will vest 6.25% per quarter over the following 12 quarters thereafter, and (v) be eligible to participate in the Company’s Severance Pay Plan.

Pursuant to the terms of her restricted stock unit award, if Ms. Healy incurs a “separation from service” (within the meaning of Treasury Regulation § 1.409A-1(h)) due to a termination of her employment by the Company without “Cause” or due to her resignation from employment with the Company due to “Good Reason,” any unvested RSUs awarded pursuant to such grant that would have become vested and nonforfeitable during the two year period beginning on the date of her separation from service had she continued employment, will become vested and nonforfeitable upon such termination and settleable pursuant to the terms of such RSU award agreement. “Cause” and “Good Reason” have the meanings provided in, and will be determined pursuant to, the SailPoint Technologies Holdings, Inc. Severance Pay Plan.

Ms. Healy is eligible to participate in a comprehensive package of other employee benefits, including but not limited to medical, dental, vision, group life insurance, a 401(k) plan and the Company’s Employee Stock Purchase Plan. Additionally, the Company and Ms. Healy will enter into the Company’s standard form of indemnification agreement, which will require the Company, among other things, to indemnify Ms. Healy against liabilities that may arise by reason of her status or service. The indemnification agreement will also require the Company to advance all expenses incurred by Ms. Healy in investigating or defending any action, suit, or proceeding that may arise by reason of her status or service. For a full description of the Company’s indemnification agreements, please see the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 19, 2021.

There are no transactions between the Company and Ms. Healy that require disclosure under Item 404(a) of Regulation S-K, no arrangements or understandings between Ms. Healy and any other persons pursuant to which she was selected as an officer of the Company, and no family relationships between Ms. Healy and any director or executive officer of the Company.

On February 16, 2022, Cam McMartin notified the Company that in anticipation of and in connection with Ms. Healy assuming the role of Chief Financial Officer on March 16, 2022, he will resign from the Company and cease to be the Company’s Interim Chief Financial Officer effective at the end of the day March 15, 2022. As such, in addition to becoming the Company’s principal financial officer, Ms. Healy will also assume the duties of principal accounting officer upon effectiveness of her appointment as Chief Financial Officer.

As previously disclosed, Jason Ream resigned as Chief Financial Officer of the Company at the end of August 2021. Mr. Ream has remained employed with the Company in an advisory capacity since that time. On February 23, 2022, Mr. Ream and the Company entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”), pursuant to which Mr. Ream will resign from the Company, effective February 28, 2022.

The Separation Agreement provides, among other things, that Mr. Ream will be entitled to receive a severance amount equal to one half of his current base annual salary and up to six months of continued COBRA coverage at active employee rates. The Separation Agreement also includes a customary release of claims by Mr. Ream in favor of the Company and its affiliates. Mr. Ream’s severance benefits described above are conditioned upon his non-revocation of Agreement as well as his continued compliance with confidentiality and certain other restrictive covenant obligations.

The foregoing description of the material terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Company’s Form of Confidential Separation Agreement and General Release of Claims, which was filed by the Company as Exhibit 10.35 to its Annual Report on Form 10-K for the year ended December 31, 2020 and with which the Separation Agreement is materially consistent.

Item 7.01	Regulation FD Disclosure.

On February 23, 2022, the Company issued a press release announcing the appointment of Colleen Healy as Chief Financial Officer effective March 16, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including the press release incorporated into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 23, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: February 23, 2022	By:	/s/ Chris Schmitt
	Name:	Chris Schmitt
	Title:	Executive Vice President and General Counsel